Exhibit 32.1
Certification required by Rule 13a-14(b) or
Rule 15d-14(b) and Section 906 of
the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Dominion Resources Black Warrior Trust (the “Trust”) on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

BANK OF AMERICA, N.A., TRUSTEE FOR DOMINION RESOURCES BLACK WARRIOR TRUST

March 16, 2006	By:	/s/ Ron E. Hooper

Ron E. Hooper,
Senior Vice President, Royalty Management
Bank of America, N.A.
A signed original of this written statement required by Section 906 has been provided to Dominion Resources Black Warrior Trust and will be retained by Dominion Resources Black Warrior Trust and furnished to the Securities and Exchange Commission or its staff upon request.